SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report):  April 12, 2005 (April 12, 2005)

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Dartmouth Street Boston, Massachusetts		02116 (Zip Code)
(Address of principal executive offices)

(617) 247-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 12, 2005, Heritage Property Investment Trust, Inc. (the “Company”) issued a press release announcing that its largest stockholder, Net Realty Holding Trust, a subsidiary of The New England Teamsters and Trucking Industry Pension Fund (“NETT”), had requested that the Company register all of the shares of Company common stock held by NETT.  As of the date of this report, NETT owned approximately 19.6 million shares of Company common stock, or approximately 42% of the Company’s total outstanding shares.  The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press release dated April 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY
INVESTMENT TRUST, INC.

/s/ Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive
Officer

/s/ David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial
Officer and Treasurer

Dated: April 12, 2005